SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2002

NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

45 Davids Drive
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (631) 273-0101

Item 5.      Other Events.

                    On February 4, 2002, Nastech Pharmaceutical Company Inc., a Delaware corporation (“Nastech”) and Pharmacia & Upjohn Company, a Delaware corporation, issued a joint press release announcing a collaboration and license agreement for the development and marketing of Nastech’s proprietary nasally administered apomorphine product for the treatment of erectile dysfunction and female sexual dysfunction. The press release and the collaboration and license agreement referenced above and certain agreements related thereto are filed as exhibits to this Form 8-K and are listed below.

Item 7.      Financial Statements, Pro Forma Financial Statements and Exhibits.

                    (c)  Exhibits

Exhibit No.	Description

4.1*	Investment Agreement dated as of February 1, 2002 between Nastech Pharmaceutical Company Inc. (“Nastech”) and Pharmacia & Upjohn Company (“Pharmacia”).

4.2*	Registration Rights Agreement dated as of February 1, 2002 between Nastech and Pharmacia.

10.1*	Collaboration and License Agreement dated as of February 1, 2002 between Nastech and Pharmacia.

10.2*	Supply Agreement dated as of February 1, 2002 between Nastech and Pharmacia.

99.1	Press Release dated February 4, 2002.

* Certain portions of this document for which confidential treatment has been requested have been omitted.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC

By:	/s/ Steven C. Quay, M.D., Ph.D.

Name: Steven C. Quay, M.D., Ph.D. Title: President

Date: February 19, 2002

Exhibit Index

Exhibit No.	Description

4.1*	Investment Agreement dated as of February 1, 2002 between Nastech Pharmaceutical Company Inc. (“Nastech”) and Pharmacia & Upjohn Company (“Pharmacia”).

4.2*	Registration Rights Agreement dated as of February 1, 2002 between Nastech and Pharmacia.

10.1*	Collaboration and License Agreement dated as of February 1, 2002 between Nastech and Pharmacia.

10.2*	Supply Agreement dated as of February 1, 2002 between Nastech and Pharmacia.

99.1	Press Release dated February 4, 2002.

* Certain portions of this document for which confidential treatment has been requested have been omitted.